UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 3, 2019

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1706 S. Midkiff, Bldg. B Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the appointment of Phillip A. Gobe as Executive Chairman of ProPetro Holding Corp. (the “Company”) as described below, Mr. Gobe no longer meets the requirements for service as an independent director on the board of directors of the Company (the “Board”). The Company currently has four independent directors serving on its eight-member Board. On October 7, 2019, the Company filed with the New York Stock Exchange (the “NYSE”) a written affirmation to notify the NYSE that the Company does not currently satisfy the requirement that listed companies have a majority of independent directors as set forth in Section 303A.01 of the NYSE Listed Company Manual. On October 9, 2019, the Company received a notice from the NYSE that it was not in compliance with the listing standard described above.

The Company’s Nominating and Corporate Governance Committee is searching to identify qualified candidates to serve as independent directors on the Board. The Company intends to add one or more independent directors to the Board and regain compliance as soon as practicable with Section 303A.01 of the NYSE Listed Company Manual.

Item 5.02                   Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Phillip Gobe

On October 3, 2019, the Board appointed Phillip A. Gobe as the Company’s Executive Chairman. In connection with that appointment, Mr. Gobe will assume the role of the Company’s principal executive officer (as contemplated by Rule 13a-14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and also continue to serve as the Chairman of the Board, a position he has held since July 11, 2019. As the Company’s principal executive officer, Mr. Gobe will be responsible for certifying the Company’s annual and quarterly reports and for overseeing the implementation of an overall remediation and improvement plan that is responsive to the findings of the internal review described below. Dale Redman will no longer serve as the Company’s principal executive officer, but will continue to serve as Chief Executive Officer as further described below.

Mr. Gobe, age 67, has served as a director of Pioneer Natural Resources Company (“Pioneer”) since July 2014. Mr. Gobe also serves as a director of Pantheon Resources plc and previously served as a director of Pioneer Southwest Energy Partners L.P. Mr. Gobe joined Energy Partners, Ltd. as Chief Operating Officer in December 2004 and became President in May 2005, and served in those capacities until his retirement in September 2007. Mr. Gobe also served as a director of Energy Partners, Ltd. from November 2005 until May 2008. Prior to that, Mr. Gobe served as Chief Operating Officer of Nuevo Energy Company from February 2001 until its acquisition by Plains Exploration & Production Company in May 2004. Prior to that time, he held numerous operations and human resources positions with Vastar Resources, Inc. and Atlantic Richfield Company and its subsidiaries. Mr. Gobe has a Bachelor of Arts degree from the University of Texas and a Master of Business Administration degree from the University of Louisiana in Lafayette. Mr. Gobe’s extensive experience in the energy industry, including service as a director to public corporations in the industry, make him well suited to serve as Executive Chairman.

There are no arrangements or understandings between Mr. Gobe and any other persons pursuant to which he was selected to serve as the Company’s Executive Chairman. There are no family relationships between Mr. Gobe and any director or executive officer of the Company, and Mr. Gobe has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Effective as of October 3, 2019, the Company entered into a letter agreement with Mr. Gobe memorializing the terms of his role as Executive Chairman (the “Gobe Letter Agreement”). Pursuant to the Gobe Letter Agreement, Mr. Gobe will receive an annualized base salary of $450,000 and will be eligible (i) to receive an annual cash bonus with a target value of 60% of his base salary under the Company’s Senior Executive Incentive Bonus Plan (the “Bonus Plan”) (prorated for 2019 based on months of service as Executive Chairman) and (ii) in 2020, to receive an equity award under the Company’s 2017 Incentive Award Plan (the “Incentive Plan”) with a grant date target value of approximately $637,500.  Mr. Gobe received an equity award consisting of 9,277 performance share units (“PSUs”) and 9,277 restricted stock units (“RSUs”) under the Incentive Plan in connection with his appointment. Mr. Gobe also entered into a confidentiality agreement with the Company.

During the period Mr. Gobe serves as the Company’s Executive Chairman, Mr. Gobe will not receive compensation as a non-employee director of the Company. In connection with the appointment of Mr. Gobe as the

Company’s Executive Chairman, Mr. Gobe resigned as a member of the Board’s Audit Committee, and Jack Moore was appointed to the Audit Committee.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Gobe Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Dale Redman

Dale Redman will remain Chief Executive Officer of the Company, but he will no longer serve as the Company’s principal executive officer, effective as of October 3, 2019.  Mr. Redman will be primarily responsible for managing the Company’s day-to-day operations and pursuing business development initiatives as further described below.

Effective as of October 3, 2019, the Company entered into a letter agreement with Mr. Redman (the “Redman Letter Agreement”). The Redman Letter Agreement describes Mr. Redman’s responsibilities, outlines the reporting relationship of each of the Company’s executive officers (described further below), and includes Mr. Redman’s acknowledgement of and consent to these changes.  The Redman Letter Agreement also confirms that Mr. Redman’s base salary and annual cash bonus opportunity under the Bonus Plan will remain unchanged and that his annual equity awards under the Incentive Plan will continue to be determined by the Compensation Committee of the Board in its sole discretion. The Redman Letter Agreement does not amend or supersede the employment agreement by and between the Company and Mr. Redman, effective April 17, 2013 (the “Redman Employment Agreement”), and confirms that the Redman Employment Agreement shall remain in full effect.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Redman Letter Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Darin G. Holderness

On October 3, 2019, the Board appointed Darin G. Holderness as Interim Chief Financial Officer of the Company. In connection with that appointment, Mr. Holderness will assume the role of the Company’s principal financial officer.

Mr. Holderness, age 56, served as the Senior Vice President, Chief Financial Officer and Treasurer of Concho Resources Inc. (“Concho”) from May 2015 to May 2016 and served as an adviser to Concho from May 2016 to January 2017. Mr. Holderness previously served as the Senior Vice President and Chief Financial Officer of Concho from October 2012 to May 2015, the Senior Vice President, Chief Financial Officer and Treasurer from October 2010 to October 2012 and was the Vice President — Chief Financial Officer and Treasurer from August 2008 to October 2010. From May 2008 until August 2008, Mr. Holderness was employed by Eagle Rock Energy Partners, L.P. as Senior Vice President and Chief Financial Officer. From November 2004 until May 2008, Mr. Holderness served as Vice President and Chief Accounting Officer of Pioneer Natural Resources Company. Mr. Holderness currently serves as the Chairman of the board of directors and Chairman of the audit committee of Penn Virginia Corporation. Mr. Holderness holds a Bachelor of Business Administration degree in Accounting from Boise State University and is a certified public accountant.

There are no arrangements or understandings between Mr. Holderness and any other persons pursuant to which he was selected as Interim Chief Financial Officer. There are no family relationships between Mr. Holderness and any director or executive officer of the Company. Mr. Holderness served as a Consultant to the Board’s Audit Committee from July 2019 to October 2019 pursuant to a consulting agreement, effective as of July 8, 2019, by and between Mr. Holderness, the Company and Brown Rudnick LLP, as counsel to the Board’s Audit Committee (the “Consulting Agreement”). In connection with the appointment of Mr. Holderness as Interim Chief Financial Officer of the Company, the Consulting Agreement was terminated by mutual agreement of the parties thereto. Mr. Holderness received, or is entitled to receive, payment of approximately $50,000 for services performed under the Consulting Agreement. Mr. Holderness has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Effective as of October 3, 2019, the Company entered into a letter agreement with Mr. Holderness memorializing the terms of his role as Interim Chief Financial Officer (the “Holderness Letter Agreement”). Pursuant to the Holderness Letter Agreement, Mr. Holderness will receive an annualized base salary of $500,000 and reimbursement by the Company for reasonable expenses for temporary housing and travel incurred while performing services as Interim Chief Financial Officer. The Holderness Letter Agreement also provides that Mr. Holderness will be eligible (i) to receive an annual cash bonus under the Bonus Plan with a target value of 75% of his base salary (prorated for 2019 based on months of service as Interim Chief Financial Officer) and (ii) in 2020, to receive an equity award under the Incentive Plan with a grant date target value of approximately $1,000,000. So long as Mr. Holderness has aided in identifying, training and successfully transitioning his successor prior to his termination of employment, he will be eligible to receive a pro-rata bonus for the year in which his employment with the Company terminates, calculated based on the portion of such calendar year that he is employed by the Company and the performance of the Company for that full calendar year. Mr. Holderness received an equity award consisting of 14,552 PSUs and 14,552 RSUs under the Incentive Plan in connection with his appointment. Pursuant to the terms of the applicable equity award agreements, Mr. Holderness will be entitled to pro-rata vesting of the PSUs and RSUs calculated based on the portion of the performance or vesting period, as applicable, during which he was employed with the Company and, with respect to the PSUs, based on Company performance over the full performance period.  Mr. Holderness also entered into a confidentiality agreement with the Company.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Holderness Letter Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with his appointment, the Company entered into an Indemnification Agreement with Mr. Holderness (the “Holderness Indemnification Agreement”) pursuant to which the Company will be required to indemnify Mr. Holderness to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company and to advance him expenses incurred as a result of any proceeding against him to which he could be indemnified.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Holderness Indemnification Agreement, the form of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Jeffrey Smith

On October 3, 2019, Jeffrey Smith was appointed as Chief Administrative Officer of the Company and will no longer serve as the Company’s Chief Financial Officer or principal financial officer. As Chief Administrative Officer, Mr. Smith will be primarily responsible for the Company’s information technology, human resources, procurement and risk management functions.

Effective as of October 3, 2019, the Company entered into a letter agreement with Mr. Smith memorializing the terms of his role as Chief Administrative Officer (the “Smith Letter Agreement”). The Smith Letter Agreement describes Mr. Smith’s responsibilities and compensation as Chief Administrative Officer, including (i) an annualized base salary of $425,000, (ii) eligibility to receive an annual cash bonus under the Bonus Plan with a target value of 65% of his base salary (provided, that his 2019 bonus opportunity will take into account his position, duties and compensation prior to and following his appointment as Chief Administrative Officer) and (iii) continued eligibility to receive annual equity awards under the Incentive Plan as determined by the Compensation Committee of the Board in its sole discretion. The Smith Letter Agreement contains Mr. Smith’s acknowledgement of and consent to the aforementioned changes and provides that the employment agreement between the Company and Mr. Smith, effective April 17, 2013 (the “Smith Employment Agreement”), is deemed to be amended by the Smith Letter Agreement to the extent that any provision of the Smith Employment Agreement is inconsistent with the terms of the Smith Letter Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Smith Letter Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Elo Omavuezi

On October 3, 2019, the Board appointed Elo Omavuezi as Chief Accounting Officer of the Company. In connection with that appointment, Mr. Omavuezi will assume the role of the Company’s principal accounting officer.

Mr. Omavuezi, age 37, previously served as the Director of Financial Reporting and Technical Accounting of the Company from April 2017 to October 2019. Prior to that, Mr. Omavuezi had over 10 years of accounting, internal controls and management experience serving publicly listed companies in the oilfield service and construction industries during his time with Deloitte. Mr. Omavuezi was previously employed by Deloitte as an Audit Manager from June 2014 to April 2017 and an Audit Senior from January 2007 to April 2014. Mr. Omavuezi holds a Bachelor of Science in Accounting from the University of Benin and a Master’s degree in Finance and Investment with Distinction from Brunel University and is a certified public accountant.

There are no arrangements or understandings between Mr. Omavuezi and any other persons pursuant to which he was selected as Chief Accounting Officer. There are no family relationships between Mr. Omavuezi and any director or executive officer of the Company, and Mr. Omavuezi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Omavuezi received an equity award consisting of 582 PSUs and 582 RSUs under the Incentive Plan and entered into a confidentiality agreement with the Company in connection with his appointment.

Also in connection with his appointment, the Company entered into an Indemnification Agreement with Mr. Omavuezi (the “Omavuezi Indemnification Agreement”) pursuant to which the Company will be required to indemnify Mr. Omavuezi to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company and to advance him expenses incurred as a result of any proceeding against him to which he could be indemnified.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Omavuezi Indemnification Agreement, the form of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Newton W. “Trey” Wilson III

Effective September 30, 2019, the Board appointed Newton W. “Trey” Wilson III as General Counsel and Corporate Secretary of the Company.

Mr. Wilson, age 68, has served as the Chief Executive Officer of WLP/Westex Well Services & Wilson Systems since April 2018. Mr. Wilson previously served as the President and Chief Executive Officer of MBI Energy Services from July 2016 to March 2018. From 2005 to May 2015, Mr. Wilson served in various roles for Key Energy Services, Inc., including Executive Vice President and Chief Operating Officer and, prior to that, Senior Vice Present, General Counsel and Secretary. Mr. Wilson also served as Senior Vice Present, General Counsel and Secretary of Forest Oil Corporation from 2000 to 2005. Mr. Wilson has graduated from the Harvard Business School Executive Leadership Program, holds a Bachelor of Business Administration from Southern Methodist University, and holds a Juris Doctor from the University of Texas.

Ian Denholm

Effective October 3, 2019, Ian Denholm resigned from his position as the Chief Accounting Officer of the Company, but will provide transition services to the Company through December 8, 2019, unless either Mr. Denholm or the Company elect to end his employment prior to such date (the actual date of Mr. Denholm’s termination of employment, the “Separation Date”).  In connection with his resignation, on October 9, 2019, the Company and Mr. Denholm entered into a separation and general release agreement (the “Separation Agreement”) pursuant to which, among other things, the parties (i) agreed that until the Separation Date, Mr. Denholm will continue to receive the base salary and benefits to which he was entitled immediately prior to his resignation as Chief Accounting Officer as consideration for the provision of transition services, (ii) acknowledged that Mr. Denholm’s employment with the Company will terminate on the Separation Date, and (iii) executed a mutual release of claims.

In addition, subject to Mr. Denholm’s execution of a confirming release on the Separation Date and continued compliance with the terms of the Separation Agreement, Mr. Denholm will receive the following severance payments and benefits:

•                  an aggregate amount equal to $490,000 payable in equal installments in accordance with the Company’s normal payroll practices during the 12 months following the Separation Date (the “Severance Period”), and

•                  partially subsidized continuation coverage for Mr. Denholm, his spouse and eligible dependents under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, until the end of the Severance Period, or, if earlier, the date that Mr. Denholm becomes covered under the group health plan of another employer.

Pursuant to the Separation Agreement, a pro-rata portion of Mr. Denholm’s outstanding equity awards under the Incentive Plan will vest on the Separation Date based on months of service during the applicable vesting or performance period. The prorated portion of any performance-based awards was calculated as if target performance was achieved. All stock options vested as of the Separation Date will be exercisable through the earlier of October 3, 2020 and the original expiration date of such stock options.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety to the full text of the Separation Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01                   Regulation FD Disclosure.

On October 9, 2019, the Company issued a press release announcing the substantial completion of fact finding associated with the Audit Committee’s internal review and certain management appointments, as discussed below. A copy of the press release is furnished as Exhibit 99.1.

The information furnished with this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01                   Other Events.

Audit Committee Internal Review

The Board’s Audit Committee, with assistance of independent outside counsel and accounting advisors, has substantially completed fact finding associated with its internal review that was previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 8, 2019 (the “Original Form 8-K”). The Company is continuing to review one or more related party transactions. The related party transactions currently under review involve real estate transactions and do not involve any of the Company’s current or former customers or vendors.

The Audit Committee and management have not identified to date any items that would require restatement of the Company’s previously reported balance sheets, statements of operations, statements of shareholders’ equity or statements of cash flows. However, the Audit Committee’s internal review has identified a number of internal control deficiencies. As a result of these internal control deficiencies, the Company’s management is likely to conclude that there were one or more material weaknesses that resulted in the Company’s internal control over financial reporting and disclosure controls and procedures not being effective as of a prior date. These matters are discussed in greater detail below.

Remediation and Improvement Plan

To address the internal and disclosure control deficiencies noted above, the Board and management have implemented certain, and are continuing to evaluate and expect to implement a number of additional, remedial measures.  Since the Original Form 8-K, the Company has formed a Disclosure Committee, appointed Trey Wilson as the Company’s Chief Disclosure Officer, and revised and expanded key Company policies to enhance its internal and disclosure control environment. The Company is also adopting enhanced documentation and revising key accounting policies and procedures with an emphasis on transactions involving related parties or potential conflicts of interest and travel and entertainment and expense reimbursement.

As described in greater detail above, the Board has also approved significant changes to the Company’s senior management team and revised the roles and responsibilities of the Company’s Chief Executive Officer and former Chief Financial Officer in response to the internal review. The Board has appointed:

•                  Phillip Gobe as Executive Chairman (who will act as the Company’s principal executive officer);

•                  Darin G. Holderness as Interim Chief Financial Officer (who will act as the Company’s interim principal financial officer);

•                  Trey Wilson as General Counsel and Corporate Secretary; and

•                  Elo Omavuezi as Chief Accounting Officer (who will act as the Company’s principal accounting officer).

Dale Redman will continue to serve as Chief Executive Officer, but with primary responsibility for managing the Company’s day-to-day operations and pursuing business development initiatives, and Jeffrey Smith will serve as the Company’s Chief Administrative Officer going forward, with primary responsibility for the Company’s information technology, human resources, procurement and risk management functions. Ian Denholm resigned from his position as Chief Accounting Officer.

The Company’s Chief Executive Officer, Chief Financial Officer and General Counsel will report to the Executive Chairman, and the Chief Operating Officer and Chief Administrative Officer will report to the Chief Executive Officer. The Chief Accounting Officer will report to the Chief Financial Officer. Going forward, Mr. Gobe and Mr. Holderness will certify the Company’s annual and quarterly reports and, at the direction of the Board, will also assist in the oversight of the Company’s implementation of an overall remediation and improvement plan that is responsive to the findings of the internal review.  The Company is committed to establishing and maintaining effective controls and implementing necessary and appropriate changes to remediate and enhance the Company’s control environment.

In light of Mr. Gobe’s appointment as Executive Chairman, the independent directors of the Board elected Anthony Best to serve as lead independent director of the Board on October 3, 2019. The lead independent director’s authority, responsibilities and duties are detailed in the Company’s Corporate Governance Guidelines, which are posted to the Company’s website, and include: presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board.

Internal Controls and Disclosure Controls Deficiencies; Future Filings

Although significant work has been completed and a number of control deficiencies are in the process of being remediated, management has not yet completed its evaluation of certain internal control deficiencies identified as a result of the internal review, but it is likely to conclude that there were one or more material weaknesses that resulted in the Company’s disclosure controls and procedures not being effective. The Company expects to include additional information with respect to any identified material weaknesses in future filings with the SEC.

As previously disclosed, due to the Audit Committee’s review, the Company has not filed its quarterly report on Form 10-Q for the quarter ended June 30, 2019 (the “Form 10-Q”) with the SEC. Although fact finding associated with the Audit Committee’s review has been substantially completed, additional time will be required for new members of the Company’s management team who are responsible for certifying the accuracy of the Company’s financial information and the effectiveness of the Company’s disclosure controls and procedures to be in a position to so certify.  Management will also require additional time to evaluate the impact of any identified material weaknesses on the Company’s prior filings.  The Company’s conclusions regarding any material weaknesses could result in a requirement to amend prior SEC filings.  In addition, the Company’s independent registered public accounting firm will require additional time in order to evaluate the internal review and associated findings, as well as the Company’s proposed remediation plan and the impact that any identified material weaknesses may have on its prior opinions.

The Company cannot currently predict when this evaluation process will be completed but will seek to complete the evaluation process, take appropriate corrective actions and make necessary filings with the SEC with a view to becoming current in its filing obligations under the Exchange Act as soon as reasonably practicable.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description of Exhibit
10.1	Letter Agreement, dated October 4, 2019, by and between Phillip Gobe and ProPetro Holding Corp.

10.2	Letter Agreement, dated October 4, 2019, by and between Dale Redman and ProPetro Holding Corp.

10.3	Letter Agreement, dated October 4, 2019, by and between Darin G. Holderness and ProPetro Holding Corp.

10.4

Form of Indemnification Agreement for Officers and Directors of ProPetro Holding Corp. (incorporated by reference to Exhibit 10.33 to ProPetro Holding Corp.’s Annual Report on Form 10-K for the year ended December 31, 2018).

Exhibit Number	Description of Exhibit
10.5	Letter Agreement, dated October 4, 2019, by and between Jeffrey Smith and ProPetro Holding Corp.

10.6	Separation and General Release Agreement, dated October 9, 2019, by and between Ian Denholm and ProPetro Holding Corp.

99.1	Press release dated October 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: October 9, 2019	By:	/s/ Darin G. Holderness
Darin G. Holderness
Interim Chief Financial Officer